We, the undersigned Trustees and/or officers of Schroder Series Trust, Schroder Global Series Trust and Schroder Capital Funds (Delaware) (the “Trusts”), hereby severally constitute and appoint Mark A. Hemenetz, Carin F. Muhlbaum, Catherine A. Mazza, Alan M. Mandel and Abby Ingber as our true and lawful attorneys, with full power to each of them individually and with full power of substitution, to sign for us, and in each of our names and in the capacities indicated below, any and all amendments (including post-effective amendments) to the Registration Statement of each Trust on Form N-1A, and to file the same, with all exhibits thereto, and other documents in connection herewith, with the Securities and Exchange Commission, granting unto each of said attorneys full power and authority to do and perform each and every act and thing requisite or necessary to be done in the premises, as fully to all intents and purposes as said attorney might or could do in person, and hereby ratifying and confirming all that said attorney lawfully could do or cause to be done, or has caused to be done by virtue hereof. In executing this Power of Attorney, each of us hereby ratifies any and all previous amendments to the Registration Statement of each Trust filed pursuant to each of our capacities as Trustee or Officer of the Trusts.

Name	Capacity	Date

/s/ Margaret M. Cannella	Trustee	February 23, 2011

Margaret M. Cannella

/s/ Jay S. Calhoun	Trustee	February 23, 2011

Jay S. Calhoun